EXHIBIT 10 (W)


                                    AMENDMENT
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               AMENDMENT dated as of September 20, 1996, by and between
     UNITED INDUSTRIAL CORPORATION, a Delaware corporation ("Employer"), and JAMES H. PERRY ("Employee"), to that certain Employment Agreement dated February 29, 1996 between Employer and Employee (the "Employment Agreement;" terms defined therein being used herein as so defined).

                              W I T N E S S E T H:
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               WHEREAS, the parties hereto desire to amend the Employment
     Agreement as provided herein;

               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

               1.   The Employment Agreement is hereby amended as follows:

                   (a) Section 2 thereof is amended to read in its entirety as follows:

             " 2.  Term.  (a) The employment of Employee hereunder shall
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     be effective and shall commence on December 1, 1995 (the "Effective
     Date") and shall terminate as of the close of business on November 30, 1999 or such earlier date as provided in clause (b) below (the "Termination Date"). The period from the Effective Date through the Termination Date is referred to as the term of the Agreement.

                         "(b) Employee may terminate his employment hereunder upon not less than three (3) months prior written notice to Employer at any time within one (1) year following a "change in control" of Employer. For purposes hereof, a "change in control" of Employer shall occur if (a) any person or other entity, including any person as defined in Section 13(d)3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of Employer normally entitled to vote for the election of directors of Employer (the "Voting Stock"), (b) there is a sale of all or substantially all of the property or assets of Employer, (c) there is a consolidation or merger of the Employer with another corporation, the consummation of which would result in the stockholders of Employer immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, or (d) a change in the Board of Directors of Employer occurs with the result that the members of the Board of Directors on the date hereof (the "Incumbent Directors") no longer constitute a majority of such Board of Directors, provided that any person becoming a director whose election or nomination for



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     election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof."

                    (b)  The second sentence of the first paragraph of
     Section 3 thereof is amended to read in its entirety as follows: "The principal place of employment of Employee shall be at the offices of AAI Corporation, a subsidiary of Employer, located in Hunt Valley, Maryland or within a thirty (30) mile radius thereof or within the New York City metropolitan area."

                    (c) Section 3 thereof is further amended by deleting the last sentence of the first paragraph of such Section.

                    (d) A new Section 20 is added to the Employment Agreement as follows:

                         "20. Reimbursement of Loss on Sale of House.  If
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      Employer terminates the employment of Employee under this Agreement prior to the Termination Date other than pursuant to Sections 10 or 12 hereof, Employer shall reimburse Employee for any loss incurred by him on the sale of his house in Maryland (including in the calculation of any such loss costs of sale and brokerage commissions), up to a maximum payment of $100,000, upon the submission of appropriate evidence of such loss, provided that he sells his house within two (2) years of such termination and he moves back to the New York City metropolitan area."



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               3.   Except as amended hereby, the Employment Agreement is
     hereby ratified and confirmed and shall remain in full force and effect.
               4. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                   UNITED INDUSTRIAL CORPORATION

                                   By:
                                      ---------------------------
                                        Richard R. Erkeneff,
                                        President




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                                        JAMES H. PERRY